                                                                   EXHIBIT 10.40



                            SHARE PURCHASE AGREEMENT
                            ------------------------



                                    between



                                 MERISEL, INC
                                 ------------


                                      and



                               MERISEL ASIA, INC
                               -----------------



                                      and



                           TECH PACIFIC HOLDINGS LTD
                           -------------------------
                                ACN 002 956 096



                                BAKER & McKENZIE
                                   Solicitors

Level 26, AMP Centre                                       Rialto
50 Bridge Street                                           525 Collins Street
SYDNEY  NSW  2000                                          MELBOURNE  VIC  3000
Tel: (02) 225-0200                                         Tel: (03) 9617-4200
Fax: (02) 223-7711                                         Fax: (03) 9614-2103
- --------------------------------------------------------------------------------

(C) 1996 Baker & McKenzie
This document is subject to copyright.
No reproduction is permitted without the written consent of Baker & McKenzie.

                                    CONTENTS
                                    --------

CLAUSE
NUMBER   HEADING                                                         PAGE
- ------   -------                                                         ----
1.       INTERPRETATION                                                     1
         --------------

1.1      Definitions                                                        1
1.2      Interpretation                                                     6
1.3      Payments                                                           7

2.       SALE OF SHARES                                                     8
         --------------

2.1      Sale and Purchase                                                  8
2.2      All of Sale Shares                                                 8

3.       TERMS OF PAYMENT OF PURCHASE PRICE                                 8
         ----------------------------------

4.       SETTLEMENT OF INTER-COMPANY LOANS                                  8
         ---------------------------------

5.       RESTRICTIONS ON PURCHASER                                          9
         -------------------------

5.1      Use of Name                                                        9
5.2      Excluded Names                                                     9

6.       COMPLETION                                                         9
         ----------

6.1      Time and Place of Completion                                       9
6.2      Obligations of Purchaser on Completion                             9
6.3      Obligations of Vendor on Completion                               10
6.4      Adjusted Loan Amount                                              12
6.5      Non Compliance                                                    12
6.6      Time of Delivery                                                  12
6.7      Post-Completion                                                   13
6.8      Released Obligations                                              13

7.       WARRANTIES AND INDEMNITY                                          13
         ------------------------

7.1      Warranties                                                        13
7.2      Reliance                                                          13
7.3      Disclosures                                                       14
7.4      Indemnity                                                         14
7.5      Waiver of Rights Against Company                                  14
7.6      Assignment of Warranties                                          15
7.7      Warranty/Indemnity Payments                                       15
7.8      Vendor Covenants                                                  15
7.9      Employees                                                         16
7.10     Confidentiality Undertakings                                      16
7.11     Return of Information in the Event of Termination                 16

8.       LIMITATION ON CLAIMS                                              16
         --------------------

8.1      Limit                                                             16
8.2      Thresholds                                                        16
8.3      Excess                                                            17

CLAUSE
NUMBER   HEADING                                                         PAGE
- ------   -------                                                         ----
8.4      Time Limits                                                       17
8.5      Tax Disputes                                                      17
8.6      Sales Tax Issues                                                  17
8.7      Liability for Sales Tax Matters                                   18
8.8      Claims and Records                                                19

9.       NON-COMPETE AND CONFIDENTIALITY                                   19
         -------------------------------

9.1      General Covenants                                                 19
9.2      Restraints Fair and Reasonable                                    20
9.3      Exceptions                                                        20
9.4      Severability                                                      21
9.5      Period of Restraint                                               21
9.6      Area of Restraint                                                 21
9.7      Change of Shareholding                                            21

10.      GUARANTEE AND INDEMNITY                                           22
         -----------------------

10.1     Guarantee                                                         22
10.2     Separate and Principal Obligations                                22
10.3     Obligations of Guarantor Unaffected                               22
10.4     Indemnity                                                         22
10.5     Payments in Gross                                                 22
10.6     No Representations by Purchaser                                   23
10.7     Waiver of Rights by Guarantor                                     23
10.8     No Rights Against the Vendor                                      23
10.9     Power to Grant the Guarantee                                      23
10.10    Guarantor not Insolvent                                           23

11.      DISCLOSURE AND ANNOUNCEMENTS                                      24
         ----------------------------

11.1     Provisions to Remain Confidential                                 24
11.2     Permitted Disclosures                                             24
11.3     Announcements                                                     25
11.4     Survival of Obligations                                           25

12.      NOTICES                                                           25
         -------

12.1     Address for Notice                                                25
12.2     Time of Receipt                                                   26

13.      MISCELLANEOUS                                                     26
         -------------

13.1     Further Assurances                                                26
13.2     Amendment                                                         26
13.3     Costs                                                             26
13.4     Assignment                                                        27
13.5     Waiver                                                            27
13.6     Counterparts                                                      27
13.7     Invalidity                                                        27
13.8     Consents and Approval                                             28
13.9     Governing Law                                                     28
13.10    Jurisdiction                                                      28
13.11    Non-Merger                                                        28
13.12    Effect of Termination                                             28
13.13    Entire Agreement                                                  29

CLAUSE
NUMBER   HEADING                                                         PAGE
- ------   -------                                                         ----
13.14    Survival of Indemnities                                           29
13.15    Rights Cumulative                                                 29
13.16    Indemnity Unaffected                                              29

         Execution                                                         30

ANNEXURE 1 - WARRANTIES                                                    31
   1.    Interpretation                                                    31
   2.    Corporate                                                         31
   3.    Contracts                                                         33
   4.    Assets and Rental Assets                                          34
   5.    Securities and Financing                                          35
   6.    Trading and Operational Matters                                   35
   7.    Taxation                                                          37
   8.    Insolvency Events                                                 39
   9.    Litigation                                                        40
   10.   Accounts                                                          40
   11.   Properties                                                        41
   12.   Confidential Information                                          43
   13.   Personnel                                                         43
   14.   Industrial Relations                                              45
   15.   Arrangements with Connected Persons                               46
   16.   Matters Since the Accounts Date                                   46
   17.   Insurance                                                         48
   18.   Miscellaneous                                                     48

ANNEXURE 2 - DELETED BY PARTIES                                            50

ANNEXURE 3 - EXCESS STOCK                                                  51

ANNEXURE 4 - EXCLUDED NAMES                                                52

ANNEXURE 5 - RELEASED OBLIGATIONS                                          53

ANNEXURE 6 - SALE SHARES                                                   54

ANNEXURE 7 - FORM OF RESIGNATION                                           55

ANNEXURE 8 - DEED OF RELEASE                                               56

                            SHARE PURCHASE AGREEMENT
                            ------------------------


THIS AGREEMENT is made on the 7th day of MARCH __, 1996
- --------------
BETWEEN
- -------
MERISEL, INC of 200 Continental Boulevard,  El Segundo California 90245, United
- ------------
States of America (the "Guarantor");
MERISEL, ASIA INC of 200 Continental Boulevard, El Segundo California 90245,
- -----------------
United States of America (the "Vendor");
AND
- ---
TECH PACIFIC HOLDINGS LTD ACN 002 956 096 of 55 Mentmore Avenue,
- -------------------------
Rosebery, New South Wales 2018 Australia (the "Purchaser").

RECITALS:
- --------

A.   The Company carries on the Business.

B. Prior to the date of this Agreement, the Vendor has delivered to the Purchaser the Accounts.

C.   The Vendor wishes to sell and the Purchaser wishes to purchase the Sale
     Shares.

D. The Guarantor wishes to enter into this Agreement to guarantee the performance by the Vendor of its obligations under this Agreement.

OPERATIVE PROVISIONS
- --------------------

1.   INTERPRETATION
     --------------

1.1  Definitions
     -----------

     In this Agreement, unless the context otherwise requires:

     "Accounts" means the audited balance sheet of the Company prepared as at the Accounts Date and the audited profit and loss account of the Company for the year ended on that date, together with any notes forming part of them;

     "Accounts Date" means December 31, 1995;

     "Adjusted Loan Amount" means $11,175,000;

     "Advisor" means any person or persons who provides professional taxation, accounting, management or legal advice, including accountants, solicitors and barristers;

     "Agreement" means this Share Purchase Agreement including all annexures;

     "Australian Accounting Standards" means:

     (a) the accounting standards approved for the purpose of the Corporations Law;

     (b) the requirements of the Corporations Law in relation to the preparation and content of accounts; and

     (c) generally accepted accounting principles and practices in Australia consistently applied, except where inconsistent with the standards or requirements referred to in paragraphs (a) or (b);

     "Authorisation" includes:

     (a) any authorisation, approval, agreement, consent, licence, permit, permission, filing, registration, resolution, direction, declaration or exemption; and

     (b) in relation to anything which will be prohibited or restricted by law if a Governmental Agency intervenes or acts within a specified period after notification to it, the expiry of that period without intervention or action;

     "Bank" means a bank authorised under the Banking Act 1959 (Cth), or under the laws of a State, to carry on banking business in Australia or in that State;

     "Books and Records" means originals and copies in machine readable or printed form or in the form of plates, blocks, negatives or tapes of all registers, books, reports, correspondence, files, records, accounts and documents relating to or used in connection with the Company including, without limitation:

     (a)  marketing, promotional and sales materials, research and information;

     (b)  terms and conditions of sale, price lists and business forms;

     (c) records and information concerning suppliers to and customers of the Business;

     (d)  instructional materials;

     (e) operational and financial records including, without limitation, those materials delivered to the Purchaser by the Company as part of the due diligence process;

     (f)  stock records;

     (g)  environmental assessments, reports and audits;

     (h) details of trading arrangements with significant customers of the Business;

     (i)  employment records; and

     (j)  all books and records required to be maintained under any law;

     "Business" means the business carried on at the date of this Agreement by the Company of the distribution of computer hardware and software products to computer resellers in Australia;

     "Business Day" means any day, other than a Saturday or Sunday, on which the Banks open for business in New South Wales;

     "Business Names" means all business names and trade names (whether or not registered) under which the Business or any part of it is carried on whether within or outside Australia but excluding the Excluded Names;

     "Citibank Facility" means the loan facility between the Company and Citibank in effect at the date of this Agreement which the Purchaser will either take over or pay off on Completion at the option of Citibank;

     "Company" means Merisel Pty Limited ACN 006 726 503;

     "Completion" means completion of the sale and purchase of the Sale Shares under this Agreement;

     "Completion Date" means the date of this Agreement;

     "Confidential Information" means all know-how, trade secrets, ideas, concepts, technical and operational information and other information which, by its nature, or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to the Company or to any third party with whose consent the Company uses that information;

     "Contracts" means all agreements to which the Company is a party or by which it may be bound including all agreements referred to in any annexure;

     "Disclosures" means the disclosures of the Vendor under clause 7.3 and contained in the disclosure letter dated prior to or the same date as this Agreement;

     "Dollars" and "$" means the lawful currency of Australia;

     "Environmental Requirement" means any law relating to the environment and, without limitation, includes any law regulating or otherwise relating to:

     (a)  land use or occupation of land or buildings;

     (b) heritage preservation, protection or conservation of natural or cultural resources;

     (c)  pollution or contamination of air, water or soil;

     (d)  waste or chemical disposal;

     (e)  toxic, hazardous, poisonous or dangerous substances; or

     (f)  noise or odour;

     "Excess Stock" means the inventory of the Company set out in annexure 3 to be acquired by the Vendor on Completion;

     "Excess Stock Amount" means the amount of $2,175,000;

     "Excluded Names" means those names which are excluded from the sale and purchase of the Sale Shares and which are identified in annexure 4;

     "Governmental Agency" includes, without limitation, any government, whether federal, state, territorial or local and any minister, department, office, commission, delegate, instrumentality, agency, board, authority or other organ of government, whether statutory or otherwise;

     "Guarantor Associate" means:

     (a) any Related Body Corporate (as defined in the Corporations Law) of the Guarantor;

     (b)  any director, secretary or chief executive officer of the Guarantor;

     (c)  any "Relative" (as defined in the Income Tax Assessment Act, 1936
          (Cth)) of the Guarantor or any person described in paragraph (b);

     (d) any corporation in relation to which the Guarantor or any one or more of the persons described in paragraphs (b) or (c):

          (i) directly or indirectly controls the composition of its board of directors;

          (ii) is in a position to cast, or directly or indirectly controls the casting of, more than half of the maximum votes that might be cast at a general meeting of the corporation; or

          (iii) holds more than one half of the issued capital of the corporation;

     "Leasehold Properties" means the real properties or premises leased or licensed by the Company;

     "Liabilities" includes all liabilities, whether actual or contingent, present or future, quantified or unquantified;

     "Non-Permitted Payment" means any payment, set-off, combination of accounts, application or any other action in breach of clause 7.8;

     "Notices" means all notices, consents, approvals, nominations and other communications that may be given by one Party to another under this Agreement;

     "Parties" means the parties to this Agreement and "Party" means a party to this Agreement;

     "Property Leases" means the leases and licences for the Leasehold Properties true and complete copies of which have been provided to the Purchaser by the Vendor and two copies of which have been initialled by the Parties for the purposes of identification;

     "Purchase Price" means $1.00;

     "Released Obligations" means the liabilities, guarantees and securities described in annexure 5 to the extent that they relate to liabilities incurred by the Company;

     "Relevant Schemes" means all superannuation schemes, retirement benefit schemes or other pension arrangements and all employment benefit programs or arrangements such as medical, dental or life insurance to which the Company is a party or which the Company arranges for its officers or employees or former officers or employees, true and complete copies of which have been provided to the Purchaser by the Vendor and two copies of which have been initialled by the Parties for the purposes of identification;

     "Rental Assets" means assets in the possession or control of and/or owned or used by the Company (other than the Leasehold Properties) which are the subject of lease, rental, hire purchase, credit sale or similar agreements;

     "Sale Shares" means the shares in the Company details of which are set out in annexure 6, together with all rights attaching to the shares as at Completion;

     "Security Interest" includes any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title and any other right, interest, power or arrangement of any nature having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligations of any person;

     "Stock" means all raw materials, supplies, packaging and containers, work-in-progress, finished products, parts and components and other inventory used, sold or supplied in connection with the Business including items of stock in transit or on consignment to customers;

     "Tax" includes income tax, company tax, group tax, undistributed profits tax, capital gains tax, fringe benefits tax, sales tax, payroll tax, land tax, stamp duty, financial institutions duty, debit tax, estate duty, gift duty, municipal tax, rates, customs and other import duties and any other tax, levy, charge, impost, fee, deduction, duty, withholding or remittance of any nature, payable now or in the future or required to be remitted to, or imposed, levied, collected, withheld or assessed by any Governmental Agency and includes any interest, expense, fine, penalty or other charge on these amounts;

     "Third Party Interest" includes any Security Interest, option, voting arrangement, easement, restrictive covenant, notation, lease, interest under any agreement, interest under any trust, or other right, equity, entitlement or other third party interest of any nature;

     "TPIL" means Tech Pacific International Limited; and

     "Warranties" means the representations, warranties and covenants made by the Vendor under clause 7.1 and "Warranty" means any one of them.

1.2  Interpretation
     --------------

     In this Agreement, unless the context otherwise requires:

     (a)  words importing the singular include the plural and vice versa;

     (b) references to any document (including this Agreement) include references to that document as amended, consolidated, supplemented, novated or replaced;

     (c) references to an agreement include any undertaking, deed, agreement or legally enforceable order, arrangement or understanding whether written or not;

     (d) references to paragraphs, clauses, recitals and annexures are references to paragraphs and clauses of, and recitals and annexures to, this Agreement;

     (e) headings are for convenience only and must be ignored in construing this Agreement;

     (f) references to any person or any Party include references to their or its respective successors, permitted assigns or substitutes, executors and administrators;

     (g) references to law include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, proclamation, subordinate legislation, by-law, judgment, rule of common law, rule of equity, rule of any applicable stock exchange, guideline, code, order, approval and standard (including Australian Standard published by the Standards Association of Australia);

     (h) references to any law are references to that law as at the date of this Agreement;

     (i) references to judgment include references to any order, injunction, decree, determination and award of any court or tribunal;

     (j) references to proceeding include any litigation, arbitration, injunction, investigation, prosecution and summons;

     (k) references to any person include references to any individual, company, body corporate, association, partnership, joint venture, trust and Governmental Agency;

     (1) references to deliver include cause to be delivered and references to sell, transfer and assign include, (respectively) procure the sale, transfer and assignment of;

     (m)  references to time are references to New South Wales time;

     (n) a warranty, representation, covenant, liability, obligation or agreement given or entered into by more than one person binds them jointly and severally;

     (o) if a period of time is specified from, after or before a given day or the day of an act or event, it is to be calculated exclusive of that day; and

     (p) if a payment or other act must be made or done on a day which is not a Business Day, then it must be made or done on the next following Business Day.

1.3  Payments
     --------

     Unless the context otherwise requires, where an amount is required to be paid under this Agreement, that amount must be paid by bank cheque to the recipient or otherwise in accordance with the written direction of the recipient if that written direction is received by the payor not less than two Business Days before the date on which payment is due.

2.   SALE OF SHARES
     --------------

2.1  Sale and Purchase
     -----------------

     The Vendor as beneficial owner of the Sale Shares agrees to sell the Sale Shares and the Purchaser agrees to purchase the Sale Shares for the Purchase Price, free from all Third Party Interests.

2.2  All of Sale Shares
     ------------------

     The Purchaser is not obliged to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares is completed simultaneously.

3.   TERMS OF PAYMENT OF PURCHASE PRICE
     ----------------------------------

     The Purchaser must pay the Purchase Price to the Vendor at Completion.

4.   SETTLEMENT OF INTER-COMPANY LOANS
     ---------------------------------

     (a) The Guarantor covenants that neither the Guarantor nor any Guarantor Associate in the period from January 1, 1996 to Completion has received or has been credited with a Non-Permitted Payment.

     (b) On or immediately following Completion the Guarantor and the Guarantor Associates shall forgive any and all outstanding loans owed to the Guarantor and the Guarantor Associates by the Company.

     (c) On Completion, the Guarantor will be required to deliver to the Purchaser and the Company the Deed of Release referred to in annexure 8 pursuant to which it acknowledges for itself and the Guarantor Associates that all claims by the Guarantor or the Guarantor Associates against the Company have been discharged in full.

     (d) The Purchaser shall advance to the Company on Completion an amount equal to the Adjusted Loan Amount.

     (e) The Vendor covenants that it shall cause the Company to authorise the Purchaser to pay directly to the Vendor rather than to the Company the amount required to be advanced to the Company pursuant to paragraph
          (d).

     (f) The Vendor covenants that it shall pay any moneys received by it pursuant to paragraph (e) which are properly owed by the Company to the Guarantor or another Guarantor Associate to the Guarantor or that Guarantor Associate (as the case may be). The

          Vendor and the Guarantor covenant that receipt by the Vendor of any such amounts shall constitute a full and final discharge by the Guarantor or that Guarantor Associate (as the case may be) of that amount owing by the Company.

5.   RESTRICTIONS ON PURCHASER
     -------------------------

5.1  Use of Name
     -----------

     The Purchaser agrees that it will procure that the Company will not at any time after Completion trade under any name which suggests a connection with the name "Merisel" except that the Company shall be entitled to:

     (a) sell any of the Company's Stock existing at Completion which has the Merisel name affixed to it for a period of six months after Completion for the purpose of fulfilling all pre-existing commitments of the Company entered into on or prior to Completion; and

     (b) state that the Company was formerly named "Merisel Pty Limited" in all of the Company's stationery for a period of 6 months after Completion.

5.2  Excluded Names
     --------------

     Prior to Completion, the Company transferred to a Guarantor Associate the Excluded Names. For the avoidance of doubt, these names do not form part of the assets of the Company acquired by the Purchaser pursuant to this Agreement and the Purchaser agrees that the Company shall not at any time after Completion trade under the Excluded Names except that the Company shall be entitled to continue to use such names (other than the name "Merisel" except in the circumstances referred to in clause 5.1) for a period of six months after the Completion Date for the purpose of fulfilling all pre-existing commitments entered into by the Company on or prior to Completion.

6.   COMPLETION
     ----------

6.1  Time and Place of Completion
     ----------------------------

     Completion must take place at Level 27, 50 Bridge Street, Sydney, New South Wales 2000 on the Completion Date, or at any other place agreed by the Parties.

6.2  Obligations of Purchaser on Completion
     --------------------------------------

     (a)  At Completion, the Purchaser must:

          (i)   pay the Purchase Price to the Vendor;

          (ii) cause the Adjusted Loan Amount to be paid to the Vendor in accordance with clause 4; and

          (iii) cause the Company to repay all outstanding obligations to Citibank under the Citibank Facility.

     (b) In addition, the Purchaser shall pay the cost of shipping (including insurance) the Excess Stock to the Vendor's Californian distribution centre by sea freight.

6.3  Obligations of Vendor on Completion
     -----------------------------------

     At Completion the Vendor must:

     (a) deliver transfers of the Sale Shares to the Purchaser duly executed by the registered holders in favour of the Purchaser together with the share certificates for the Sale Shares;

     (b) deliver all waivers or consents to the Purchaser to enable the Purchaser to be registered as holders of the Sale Shares;

     (c)  deliver the following documents in respect of the Company to the
          Purchaser:

          (i) all available copies of the Memorandum and Articles of Association;

          (ii)  the common seal and duplicate seals;

          (iii) the Books and Records;

          (iv)  the certificates of incorporation;

          (v)   certificates of registration of the Business Names;

          (vi)  duly stamped originals of the Property Leases and the Contracts;

          (vii) all other property of the Company in the possession of the Vendor;

     (d)  either:

          (i) deliver to the Purchaser the executed resignations of each of the directors and secretaries of the Company, those resignations to be in the form set out in annexure 7 and to take effect from the close of the meeting referred to in paragraph (g); or

          (ii)  procure the removal of such persons referred to in sub-paragraph
                (i) from office with such removal to take effect on or before the close of the meeting referred to in paragraph (h);

     (e) upon payment of the Adjusted Loan Amount execute and deliver to the Purchaser a Deed of Release (referred to in clause 4(c)) in the form set out in annexure 8;

     (f) cause a meeting of the directors of the Company to be held and to procure at that meeting, subject to payment of stamp duty (if any):

          (i) approval for registration of the transfers of the Sale Shares or other relevant shares (as applicable); and

          (ii) cancellation of the existing share certificates for the Sale Shares and the issue of new certificates for the Sale Shares or other relevant shares (as applicable) in favour of the Purchaser;

     (g) cause a meeting of the directors of the Company to be held and to procure at that meeting:

          (i) the approval and execution of the Deed of Release referred to in paragraph (e);

          (ii) appointment of those persons nominated by the Purchaser as directors and secretary of the Company and who have consented in writing to act and to change the registered office of the Company to the address nominated by the Purchaser;

          (iii) acceptance of the resignations of directors and secretaries received under paragraph (d); and

          (iv) appointment of new signatories to the Company's bank accounts and revocation of existing authorities to operate those bank accounts, as advised by the Purchaser to the Vendor;

     (h) cause a meeting of shareholders of the Company to be held and to procure at that meeting the removal of the persons (if any) referred to in sub-paragraph (d)(ii);

     (i) deliver to the Purchaser certified copies of any powers of attorney under which any document referred to in this clause 6.3 is executed or evidence satisfactory to the Purchaser of the authority of any person signing on another's behalf;

     (j) deliver to the Purchaser a certified copy of a special resolution of the shareholders of the Company approving the change of name of the Company to a name which does not include the word "Merisel" or any word confusingly similar thereto and being a name which the Purchaser has consented to;

     (k) acquire the Excess Stock from the Company by crediting the Excess Stock Amount to the Company in its loan account and such payment shall not constitute a Non-Permitted Payment;

     (1) deliver to the Purchaser a US legal opinion in a form satisfactory to the Purchaser;

     and must do, or procure to be done, all other things which are required by this Agreement to be done by the Vendor or the Guarantor at Completion, or which are reasonably required by the Purchaser to vest in the Purchaser the full possession and benefit of the Sale Shares.

6.4  Adjusted Loan Amount
     --------------------

     The Parties agree that they will procure the repayment to the Guarantor and the Guarantor Associates (in the relevant amounts) of the Adjusted Loan Amount on Completion in the manner referred to in clause 4.

6.5  Non Compliance
     --------------

     If any provision of this clause 6 is not complied with by the Party required to comply with that provision on the Completion Date, the non-defaulting Party may:

     (a) defer Completion to a date not more than 28 days after the Completion Date (in which event the provisions of this clause 6.5 will apply to Completion so deferred);

     (b) proceed to Completion so far as is practicable (without prejudice to its remedies under this Agreement including, without limitation, its rights to sue under an indemnity or for breach of Warranty); or

     (c)  terminate this Agreement by notice to the other Party.

6.6  Time of Delivery
     ----------------

     Delivery of documents and the performance of obligations pursuant to and in accordance with clauses 6.2, 6.3 and 6.4 will be deemed to have occurred simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments have been made.

6.7  Post-Completion
     ---------------

     At the request of the Purchaser, after the Completion Date the Vendor must give to the directors of the Company all information and explanations relating to the business and affairs of the Company prior to the Completion Date as those directors may reasonably require to comply with any statutory requirements.

6.8  Released Obligations
     --------------------

     (a) Within 30 days after Completion the Purchaser must use its reasonable endeavours to procure the full and unconditional release of the Vendor from the Released Obligations.

     (b) The Purchaser indemnifies the Vendor from and against any and all claims, actions, proceedings, judgments, damages, losses, costs, expenses or liabilities, incurred or suffered by, or brought or made against the Vendor arising directly or indirectly under or by virtue of the Released Obligations except that the Purchaser will not be liable to indemnify the Vendor pursuant to this clause to the extent that the claim, action, proceeding, judgment, damage, loss, cost, expense or liability arises from or constitutes a breach of any of the Warranties.

7.   WARRANTIES AND INDEMNITY
     ------------------------

7.1  Warranties
     ----------

     The Vendor represents, warrants and covenants to and with the Purchaser that each statement contained in annexure 1 is now and will at and until Completion be true, accurate and not misleading (but where any statement is expressed to be made only at a particular date it is given only at that date). Each Warranty is separate and independent and except as expressly provided is not limited by reference to any other Warranty or provision of this Agreement.

7.2  Reliance
     --------

     The Vendor acknowledges that the Purchaser has been induced to enter into this Agreement by the Warranties and has fully relied on the truth and accuracy of the Warranties to pay the Purchase Price and to make to the Company the loans contemplated in clause 4, and that any loss it may suffer from breach of Warranties will include any loss resulting from its inability to recover such loans.

7.3  Disclosures
     -----------

     The Warranties are given subject only to matters fully, fairly and specifically disclosed in the Disclosures or in this Agreement and any written information relating to the Company of which the Purchaser has actual knowledge provided that the Purchaser shall not be deemed to have actual knowledge of any and all Disclosures directly or indirectly related to sales tax including, without limitation, the letter from Deloitte Touche Tohmatsu to the Company dated March 1, 1996 contained in the Disclosures, and any and all Disclosures in respect of sales tax shall not reduce to any extent whatsoever the liability of the Vendor and Guarantor under the Warranties.

7.4  Indemnity
     ---------

     Subject to clauses 8.1 to 8.4, the Vendor indemnifies the Purchaser for itself and as trustee for its successors in title and the Company from and against all proceedings, actions, claims, demands, losses (including any diminution in the value of assets of the Company or the value of the Sale Shares, whether or not realised), obligations, liabilities and damages arising directly or indirectly from, and any costs, charges and expenses incurred by the Purchaser or the Company in connection with any Warranty being untrue, inaccurate or misleading or arising out of or in connection with any breach of this Agreement by the Vendor.

7.5  Waiver of Rights Against Company
     --------------------------------

     The Vendor agrees with the Purchaser (for itself and as trustee for the Company) to waive any rights which it may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied by the Company or its officers, employees or Advisors and relied on by the Vendor in giving the Warranties or preparing the Disclosures provided that this clause will not prevent the Vendor from taking action against any Advisor in its own right and provided that in the event that the Vendor or the Guarantor wishes to make, bring or commence any actions, claims, demands, causes of action or proceedings against any Advisors to the Company in the Company's name, the Vendor or the Guarantor, as the case may be, must:

     (a) prior to making, bringing or commencing any such actions, claims, demands, causes of action or proceedings, provide to the Company a recent written legal opinion by a reputable independent legal advisor which states that the Company has a valid and meritable cause of action against that Advisor and sets out the grounds for and the merits of such a cause of action; and

     (b) if within thirty days from the date that the Vendor or the Guarantor provides that legal opinion to the Company the Company does not make, bring or commence any actions, claims, demands, causes of action or proceedings in relation to that cause of action, then the Vendor or the Guarantor may commence any actions, claims, demands, causes of action or proceedings in respect of that cause of action against that Advisor in the Company's name and shall be solely liable for and shall bear all costs, charges, losses, liabilities, damages and expenses arising out of or incurred in connection with those actions, claims, demands, causes of action or proceedings. Each of the Vendor and the Guarantor hereby unconditionally and irrevocably indemnifies the Company, its officers and its employees from and against all such costs, charges, losses, liabilities, damages and expenses in relation to such action, claim, demand, cause of action or proceeding.

7.6  Assignment of Warranties
     ------------------------

     The benefit of the Warranties may be assigned in whole or in part and without restriction to any person that acquires the Company from the Purchaser.

7.7  Warranty/Indemnity Payments
     ---------------------------

     If any sum payable by the Vendor under this clause is subject to Tax (whether by deduction or withholding or direct assessment of the recipient), payment must be increased by the amount necessary to ensure that after deduction, withholding or payment of Tax, the recipient will receive an amount equal to the payment otherwise required to be made.

7.8  Vendor Covenants
     ----------------

     The Vendor covenants that, except as disclosed in the Disclosures, during the period from the Accounts Date to the date of this Agreement, the Vendor caused the Company:

     (a) to conduct its business in the normal and ordinary course in the same manner as it was conducted prior to the Accounts Date;

     (b)  to not:

          (i) enter into any agreement which was of an unusual nature, was in any way outside the ordinary course of its business or would have had a material adverse effect on the Company;

          (ii)  institute changes in management policy of a significant nature;
                or

          (iii) declare or satisfy any dividends or other distributions of profit.

7.9  Employees
     ---------

     The Vendor covenants that it used its best efforts (short of granting additional severance benefits) to procure that the employees of the Company as at the date of this Agreement continued as employees of the Company up to and after Completion and took all reasonable steps to ensure that the Business was not subject to or threatened by any interruption by virtue of an industrial dispute.

7.10 Confidentiality Undertakings
     ----------------------------

     Except as required by law, following Completion, the Vendor and the Guarantor must not use or disclose and must not permit any other person to use or disclose any Confidential Information of the Purchaser or the Company to any person other than those of its own officers, employees, professional and financial advisors and bankers as the Vendor and Guarantor reasonably think necessary and then only on a strictly confidential basis.

7.11 Return of Information in the Event of Termination
     -------------------------------------------------

     If this Agreement is terminated, each Party must return to the other all confidential information and any other information obtained by either Party in respect of the other (to the extent that it is in written or deliverable form).

8.   LIMITATION ON CLAIMS
     --------------------

8.1  Limit
     -----

     The provisions of this clause 8 shall operate to define and limit the liability of the Vendor in respect of any claims made under or in connection with the Warranties (and references to "claim" and "claims" should be construed accordingly), to establish the circumstances within which claims may be made.

8.2  Thresholds
     ----------

     No liability will attach to the Vendor unless the aggregate amount of all claims for which it would, in the absence of these provisions, be liable shall exceed $250,000, in which event the Vendor shall subject to the other provisions of this Agreement be liable for the full amount of such claims and not just the excess above $250,000. For the avoidance of doubt, this clause does not apply to any individual claim in excess of $250,000, the full amount of which will be recoverable.

8.3  Excess
     ------

     No liability shall attach to the Vendor where the amount of any claim under the Warranties is for an amount less than $5,000. This $5,000 limitation shall apply on a "per claim" or "per event" basis. Each set of similar factual circumstances shall constitute one claim or event.

8.4  Time Limits
     -----------

     No liability shall attach to the Vendor in respect of a claim unless written particulars thereof shall have been notified in writing to the Vendor before the date (as the case may be) set forth below in respect of the provision or matter under or in respect of a breach of which the claim has been made:

     (a) Warranties which contemplate a claim being made by any person (other than the Purchaser, its directors or employees) against the Company - 12 months after the Completion Date;

     (b) Warranties relating to Tax - 4 years after the Completion Date unless fraud or tax evasion is involved in which case the time period is unlimited; and

     (c) Warranties which do not fall within paragraphs (a) and (b) - 6 months after the Completion Date.


8.5  Tax Disputes
     ------------

     Notwithstanding any other provisions of this Agreement, if the Company receives any notice, inquiry or claim in respect of any Tax (including any audit or inquiry), the Purchaser shall, and shall procure that the Company shall, to the extent permitted by law:

     (a) give notice to the Vendor with all reasonable diligence and in any event within fourteen days of such notice, inquiry or claim; and

     (b) provide to the Vendor such information and correspondence as may be reasonably necessary to ensure that the Vendor remains properly apprised of the progress of any such notice, inquiry or claim.

8.6  Sales Tax Issues
     ----------------

     In addition to the obligations of the Purchaser under clause 8.5, if the
     Company:

     (a) receives any notice, inquiry or claim in respect of the compliance by the Company with its obligations under any relevant sales tax legislation prior to the Completion Date; or

     (b) the Company notifies any relevant authority with jurisdiction in respect of any sales tax legislation of such practices existing prior to the Completion Date (either a "relevant matter"), then the Purchaser shall, and shall procure that the Company shall, to the extent permitted by law:

          (i) defer all representations and responses until the Vendor or its nominated representatives have been given a reasonable opportunity to familiarise themselves with the relevant matter and have the opportunity to respond to such notice, inquiry or claim or proposal to notify a relevant authority;

          (ii) ensure all dealings with any relevant matter is conducted in the presence of the Vendor or its nominated representative in the name of the Company but at the cost of the Vendor;

          (iii) give all reasonable assistance to the Vendor and its nominated representative in relation to any relevant matter; and

          (iv) pay to the Vendor any amount on account of cost or refund received by the Company in relation to any relevant matter.

8.7  Liability for Sales Tax Matters
     -------------------------------

     Notwithstanding any other provision of this Agreement, the Vendor and the Guarantor shall have no liability to the Purchaser arising from or relating to a breach of Warranty in respect of any relevant matter if:

     (a)  the Purchaser materially defaults in its obligations under clause 8.6;
          or

     (b) the Company enters into any settlement with any relevant authority in respect of sales tax, without the consent of the Guarantor which consent shall not be unreasonably withheld. It shall be unreasonable for the Guarantor to withhold consent if:

          (i) Deloitte Touche Tohmatsu ("DTT") is engaged by the Company and the Guarantor at the cost of the Guarantor in respect of the relevant matter;

          (ii) DTT have the opportunity to meet the representatives of the Sales Tax Office to discuss and negotiate under the authority of the Company and the Guarantor; and

          (iii) DTT (or another mutually agreeable third party) recommend that in all the circumstances:

                (A) it is a fair settlement to the Company considering only issues arising prior to the Completion Date and not considering the fact that the Company may be indemnified by the Vendor or the Guarantor; and

                (B) it is a fair settlement to the Guarantor, ignoring any advantage through delay in payment and considering that the Vendor and Guarantor may be obligated to indemnify the Company for such claim.

8.8  Claims and Records
     ------------------

     The Purchaser shall, and shall procure that the Company shall:

     (a) not make any claim for a refund or credit in respect of any Tax paid by the Company prior to Completion without the prior consent of the Vendor (which consent shall not be unreasonably withheld); and

     (b) keep all records relating to the calculation, assessment and payment of Tax in the period until Completion available for a period of not less than four years.

9.   NON-COMPETE AND CONFIDENTIALITY
     -------------------------------

9.1  General Covenants
     -----------------

     Subject to clause 9.3, neither the Guarantor nor any Guarantor Associate will, directly or indirectly, whether solely or jointly with any other person and whether as principal, agent, officer, employee, shareholder, partner, advisor, consultant or otherwise:

     (a) for that period of years determined in accordance with clause 9.5 after the Completion Date, within the area determined in accordance with clause 9.6 carry on or be engaged or involved in any trade, business or undertaking which is in competition with the Business;

     (b) for that period of years determined in accordance with clause 9.5 after the Completion Date canvass, solicit, or entice away from the

          Company the custom of any person who as at Completion or at any time during the period of 12 months prior to the Completion Date was a client, customer, identified prospective customer, representative or agent of the Company or had a course of dealing with the Company;

     (c) for that period of years determined in accordance with clause 9.5 after the Completion Date, employ, solicit or entice away from the Company any person who as at the Completion Date or at any time during the period of 12 months prior to Completion was an officer, manager, consultant or employee of the Company whether or not that person would commit a breach of contract by reason of leaving the Company;

     (d) use or register at any future time a name or trade mark which includes all or part of any Business Name or trade mark or any confusingly similar word or words in such a way as to be capable of or likely to be confused with the business names or any name or trade marks of the Company; or

     (e) attempt, counsel, procure or otherwise assist any person to do any of the acts referred to in paragraphs (a) through to (d).

9.2  Restraints Fair and Reasonable
     ------------------------------

     The Vendor and Guarantor acknowledge that:

     (a) the covenants given in clause 9 are material to the Purchaser's decision to enter into this Agreement; and

     (b)  the restraints contained in clause 9 are:

          (i)   fair and reasonable as to subject matter, area and duration; and

          (ii) reasonably required by the Purchaser to protect the business, financial and proprietary interests of the Company.

9.3  Exceptions
     ----------

     Nothing in this clause prevents the Vendor from being a holder for the purpose of investment only of marketable securities at the time of acquisition quoted on a recognised stock exchange being collectively not more than 5% in aggregate of the issued share capital of the listed company.

9.4  Severability
     ------------

     (a)  Each of the agreements, obligations and restrictions set out in clause
          9.1 is separate, severable and independent.

     (b) If clause 9.1 or any part of it is wholly or partly void, invalid, or otherwise unenforceable that clause or that part will be deemed eliminated or modified to the extent necessary to make the balance of this Agreement and that clause or part enforceable.

9.5  Period of Restraint
     -------------------

     The period of years applicable to clauses 9.1(a), (b) and (c) will be:

     (a)  5 years, or if that period is determined to be unenforceable, then

     (b)  4 years, or if that period is determined to be unenforceable, then

     (c)  3 years, or if that period is determined to be unenforceable, then

     (d)  2 years, or if that period is determined to be unenforceable, then

     (e)  12 months.

9.6  Area of Restraint
     -----------------

     The area applicable to clause 9.1(a) will be:

     (a)  Australia or if that area is determined to be unenforceable, then

     (b) New South Wales, Victoria, Queensland and Western Australia, or if that area is determined to be unenforceable, then

     (c)  New South Wales.

9.7  Change of Shareholding
     ----------------------

     If either:

     (a) the Purchaser ceases to be a subsidiary of TPIL otherwise than with the consent of the Guarantor, which consent shall not be unreasonably withheld; or

     (b) the Purchaser fails to comply with a written direction from any of its holding companies to release this clause 9, then this clause 9 shall cease to apply. For the purposes of this clause "holding company" and "subsidiary" shall have the same meaning as under the Corporations Law.

10.  GUARANTEE AND INDEMNITY
     -----------------------

10.1 Guarantee
     ---------

     In consideration of the Purchaser entering into this Agreement, the Guarantor guarantees to the Purchaser the due, complete and punctual performance of all the covenants, Warranties, agreements and all other obligations of the Vendor arising under this Agreement and the payment of all moneys payable by the Vendor under this Agreement; provided, however, that the benefits of this Agreement including, without limitation, clause 8, shall accrue to the Guarantor to the same extent as the Vendor.

10.2 Separate and Principal Obligations
     ----------------------------------

     The obligations of the Guarantor under this clause constitute a direct, primary and unconditional liability to pay on demand to the Purchaser any sum or sums which the Vendor may be or become liable to pay under this Agreement provided that where the liability arises or may arise from a breach of a Warranty a claim has first been notified to the Vendor in accordance with clause 8.

10.3 Obligations of Guarantor Unaffected
     -----------------------------------

     The obligations of the Guarantor under this guarantee and indemnity will not be affected in any way by any act, omission, matter or thing which but for this provision might operate to release it from its obligations under this clause.

10.4 Indemnity
     ---------

     As a separate and alternative obligation, any amount not paid by the Guarantor under or pursuant to this clause on the basis of a guarantee shall nevertheless be recoverable from the Guarantor on the basis of an indemnity; provided, however, that the benefits of this Agreement including, without limitation, clause 8, shall accrue to the Guarantor to the same extent as the Vendor.

10.5 Payments in Gross
     -----------------

     All moneys payable by the Guarantor under this Agreement shall be paid in full without set-off or counterclaim and free and clear of any present or future Taxes, deduction or withholding of any kind.

10.6  No Representations by Purchaser
      -------------------------------

      Subject to clause 7.3, the Guarantor agrees that it has not granted this guarantee and indemnity as a result of, by reason of, or in reliance upon, any representation or information of any kind whatsoever made or given by or on behalf of the Purchaser.

10.7  Waiver of Rights by Guarantor
      -----------------------------

      The Guarantor waives in favour of the Purchaser all rights whatsoever (whether at law or otherwise) against the Purchaser, the Vendor and any other person and any property so far as necessary to give effect to this Agreement.

10.8  No Rights Against the Vendor
      ----------------------------

      The Guarantor shall not call on the Purchaser to sue or take proceedings against the Vendor or raise a defence, set-off or counterclaim of itself or of the Vendor in reduction of its liability hereunder.

10.9  Power to Grant the Guarantee
      ----------------------------

      The Guarantor warrants to the Purchaser that it has full corporate power, capacity and authority to grant the guarantee and indemnity it has granted pursuant to this clause 10 and this guarantee and indemnity constitutes a valid and legally binding obligation of the Guarantor.

10.10 Guarantor not Insolvent
      -----------------------

      The Guarantor warrants to the Purchaser that:

      (a) The Guarantor has not applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property.

      (b) The Guarantor is not unable to pay its debts as such debts become due.

      (c) The Guarantor has not made a general assignment for the benefit of its creditors.

      (d) The Guarantor has not commenced a voluntary case under the US Federal Bankruptcy Code (as now or hereafter in effect).

      (e) The Guarantor has not filed a petition seeking to take advantage of any other law providing for the relief of debtors.

     (f) The Guarantor has not failed to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the US Federal Bankruptcy Code (as now or hereafter in effect).

     (g) The Guarantor has not taken any corporate action for the purpose of effecting any of the events referred to in paragraphs (a) to (f).

     (h) No proceeding or case has been commenced, without the application or consent of the Guarantor, in any court of competent jurisdiction seeking:

          (i) the liquidation, reorganisation, dissolution, winding up or composition or readjustment of the Guarantor's debts; or

          (ii) the appointment of a trustee, receiver, custodian or liquidator of it or of all or any substantial part of its assets,

          and no such proceeding or case has continued undismissed or unstayed and in effect for a period of 60 days; and no order for relief has been entered in an involuntary case under the US Federal Bankruptcy Code (as now or hereafter in effect) against the Guarantor.

11.  DISCLOSURES AND ANNOUNCEMENTS
     -----------------------------

11.1 Provisions to Remain Confidential
     ---------------------------------

     Subject to clauses 11.2 and 11.3, the Parties must not disclose or announce to any person and must not permit or procure any other person to disclose or announce to any person the existence or details of negotiations leading to this Agreement, the provisions of this Agreement or any matters relating to this Agreement.

11.2 Permitted Disclosures
     ---------------------

     A Party may make or permit or procure another person to make disclosures:

     (a) to those of its employees, officers, professional or financial advisors and bankers as the Party reasonably thinks necessary but only on a strictly confidential basis; and

     (b) if disclosure is required by applicable law, but only if the form and terms of that disclosure have first been notified to the other Parties and the other Parties have had a reasonable opportunity to comment on the form and terms.

11.3 Announcements
     -------------

     Any Party may make announcements or statements at any time in the form previously agreed by the Parties in writing, that agreement not to be unreasonably withheld.

11.4 Survival of Obligations
     -----------------------

     This clause 11 will survive termination of this Agreement.

12.  NOTICES
     -------
12.1 Address for Notices
     -------------------

     All Notices must be:

     (a)  in writing;

     (b) addressed to the recipient at the address or facsimile number set out in paragraph (i) or (ii) (as applicable) or to any other address or facsimile number a Party may notify to the other:

          (i)   to the Vendor or the Guarantor:

                Address:
                200 Continental Boulevard
                El Segundo, California 90245
                United States of America

                Attention:
                General Counsel
                Facsimile No: 0011 1 310 615-1234

          (ii)  to the Purchaser:

                Address:
                Tech Pacific Holdings Limited
                55 Mentmore Avenue
                Rosebery  NSW  2018
                Australia

                Attention:
                Graham Pickles
                Facsimile No:
                (612) 697 8528

     (c) sent to the recipient by hand, prepaid post (airmail if outside Australia) or facsimile; and

     (d)  signed by a person duly authorised by the sender.

12.2 Time of Receipt
     ---------------

     Without limiting any other means by which a Party may be able to prove that a Notice has been received by another Party, a Notice will be deemed to be duly received:

     (a)  if sent by hand, when left at the address of the recipient;

     (b) if sent by pre-paid post, 5 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

     (c) if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number.

     In the event, however, a Notice is received on a day which is not a Business Day, or is received after 5.00 pm on any Business Day, that Notice will be deemed to be duly received at 9.00 am on the first Business Day after that day.

13.  MISCELLANEOUS
     -------------

13.1 Further Assurances
     ------------------

     (a) Each Party must, at its own expense and when requested by another Party, promptly do, execute and deliver everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement, and must procure all relevant third parties to do the same.

     (b) At the request of the Purchaser, the Vendor must execute under seal a power of attorney in favour of the Purchaser or a person nominated by the Purchaser to enable the Purchaser (or its nominees) to attend and vote at general meetings of the Company and to otherwise exercise rights attaching to the Sale Shares.

13.2 Amendment
     ---------

     This Agreement may be amended only by an instrument in writing signed by all of the Parties.

13.3 Costs
     -----

     Each Party must bear its own costs for the preparation, execution and completion of this Agreement and the documents and transactions contemplated by this Agreement except that the Purchaser must bear all stamp duty chargeable on this Agreement, the transfer of the Sale Shares and any other documents contemplated by this Agreement.

13.4 Assignment
     ----------

     Subject to clause 7.6, a Party may not assign any of its rights under this Agreement without the prior written consent of the other Parties.

13.5 Waiver
     ------

     (a) A waiver of a provision of or right under this Agreement is effective only if it is in writing signed by the Party granting the waiver.

     (b) A waiver is effective only in the specific instance and for the specific purpose for which it is given.

     (c) A single or partial exercise of a right does not preclude any other or further exercise of that right or the exercise of any other right.

     (d) Failure by a Party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

     (e) A Party is not liable for any loss, cost or expense of any other Party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

13.6 Counterparts
     ------------

     This Agreement may be executed in any number of counterparts and all counterparts taken together will constitute one instrument.

13.7 Invalidity
     ----------

     Any provision of this Agreement which is invalid or unenforceable in any jurisdiction will as to that jurisdiction only be read down or severed to the extent of that invalidity or unenforceability. The remaining provisions of this Agreement which are self-sustaining and capable of separate enforcement without regard to the read down or severed provision in that jurisdiction are and continue to be valid and enforceable in accordance with their terms.

13.8  Consents and Approval
      ---------------------

      A Party may give its consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.

13.9  Governing Law
      -------------

      This Agreement is governed by and construed in accordance with the laws of the State of New South Wales.

13.10 Jurisdiction
      ------------

      Each Party irrevocably and unconditionally:

      (a) submits to the non-exclusive jurisdiction of the courts of the State of New South Wales and any court which may hear appeals from those courts;

      (b) waives any objection it may now or in the future have to proceedings being brought in those courts, any claim that any proceedings brought in those Courts have been brought in an inconvenient forum or any claim that those courts do not have jurisdiction; and

      (c) agrees that any document required to be served in any proceedings brought may be served in the manner in which Notices may be given under clause 12. This Agreement does not preclude any other mode of service permitted by law.

13.11 Non-Merger
      ----------

      The Warranties and other representations and agreements of the Parties in this Agreement are continuing and will not merge or be extinguished on Completion and will survive after Completion.

13.12 Effect of Termination
      ----------------------

      If this Agreement is terminated under clause 6.5 then:

      (a) each Party is released from its obligations to further perform the Agreement except those obligations which by their nature survive termination; and

      (b) each Party retains the rights and remedies it has against any other Party (including, without limitation, its rights and remedies arising prior to termination).

13.13 Entire Agreement
      ----------------

      This Agreement, together with any documents referred to in this Agreement or executed simultaneously in connection with this Agreement, comprises the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings, agreements, representations and correspondence.

13.14 Survival of Indemnities
      -----------------------

      (a) Subject to clause 8.4, the indemnities contained in this Agreement are continuing obligations of the Parties separate and independent from their other obligations and will survive termination of this Agreement.

      (b) Subject to clauses 8.2 and 8.3, it is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

13.15 Rights Cumulative
      -----------------

      The rights, remedies and powers of the Parties contained in this Agreement are cumulative and do not exclude any rights, remedies or powers otherwise provided to the Parties.

13.16 Indemnity Unaffected
      --------------------

      The indemnities contained in this Agreement are absolute and unconditional in any and all circumstances and will not be prejudiced, released, discharged or otherwise affected by any investigation by or on behalf of the Party having the benefit of the indemnity or by any act, matter or thing which might otherwise have the effect of prejudicing, releasing, discharging or affecting the liability of the Party giving the indemnity under the indemnity.

EXECUTED as an agreement.
- --------

SIGNED for and on                      )
- ------                                 )
behalf of                              )
MERISEL, INC                           )
- ------------                           )
by KELLY MARTIN                        )
   ------------                        )
its duly authorised                    )
representative in the                  )    /s/ Kelly Martin
presence of:                           )    ----------------------------------
                                            Signature of duly authorised
                                            representative

/s/ Lesley Mobbs
____________________________________
Signature of Witness

Lesley Mobbs
____________________________________
Name of Witness


SIGNED for and on                      )
- ------                                 )
behalf of                              )
MERISEL ASIA, INC.                     )
- ------------------                     )
by KELLY MARTIN                        )
   ------------                        )
its duly authorised                    )
representative in the                  )    /s/ Kelly Martin
presence of:                           )    ----------------------------------
                                            Signature of duly authorised
                                            representative

/s/ Lesley Mobbs
_____________________________________
Signature of Witness

Lesley Mobbs
_____________________________________
Name of Witness



SIGNED for and on                      )
- ------                                 )
behalf of                              )
TECH PACIFIC HOLDINGS LTD              )
- -------------------------              )
by GRAHAM PICKLES                      )
   --------------                      )
its duly authorised                    )
representative in the                  )    /s/ GRAHAM PICKLES
presence of:                           )    ----------------------------------
                                            Signature of duly authorised
                                            representative


/s/ DAVID MORRIS
- ---------------------------------
Signature of Witness


David Morris
- ---------------------------------
Name of Witness